US-DOCS\126633438.3 EXECUTION COPY AMENDMENT NO. 1 Dated as of December 6, 2021 to CREDIT AGREEMENT Dated as of November 6, 2020 THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 6, 2021 by and between NovoCure Limited, a public company incorporated in Jersey, Channel Islands (registered number 76264) (the “Company”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of November 6, 2020 by and among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). WHEREAS, pursuant to clause (b) of the definition of Early Opt-in Election and Section 2.14(b) of the Credit Agreement, (a) the Administrative Agent has determined that syndicated credit facilities denominated in Pounds Sterling being executed at this time, or that include language similar to that contained in Section 2.14 of the Credit Agreement are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for such Foreign Currency and (b) the Administrative Agent and the Company have jointly elected (the “Election”) to declare that an Early Opt-in Election has occurred; WHEREAS, pursuant to this Amendment and in accordance with clause (b)(2) of the definition of Early Opt-in Election, the Administrative Agent is providing written notice of the Election to the Company and the Lenders; WHEREAS, as Pounds Sterling is a Foreign Currency, the Benchmark Replacement being determined pursuant to this Amendment will be determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and, accordingly, pursuant to Section 2.14(b) of the Credit Agreement, this Amendment shall become effective, and such Benchmark Replacement will replace such Benchmark for all purposes under the Credit Agreement and any other Loan Document in respect of any Benchmark setting, at or after 12:00 a.m., New York City time, on the sixth (6th) Business Day after the date hereof without any amendment to, or further action or consent of any other party to, the Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date of this Amendment, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders; and WHEREAS, pursuant to Section 2.14(d) of the Credit Agreement, in connection with the implementation of a Benchmark Replacement, the Administrative Agent has the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary in any Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to the Credit Agreement or any other Loan Document.

2 NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrative Agent hereby agree to enter into this Amendment. 1. Amendments to the Credit Agreement. Effective as of the first date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement. 2. Conditions of Effectiveness. The effectiveness of this Amendment (which shall occur at 12:00 a.m., New York City time, on December 14, 2021, unless the Administrative Agent shall have received prior to 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date of this Amendment written notice of objection to this Amendment or the Benchmark Replacements being effected hereby from Lenders comprising the Required Lenders) is subject to the conditions precedent that: (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company and the Administrative Agent and (ii) counterparts of the Consent and Reaffirmation attached as Exhibit A hereto duly executed by the Subsidiary Borrowers and the other Subsidiary Guarantors; and (b) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Amended Credit Agreement in connection with this Amendment. 3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows: (a) This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iii) requirements of reasonableness, good faith and fair dealing. (b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Amended Credit Agreement are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date. 4. Reference to and Effect on the Credit Agreement. (a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit

3 Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement. (b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby reaffirmed, ratified and confirmed. (c) Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Amended Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith. (d) This Amendment is a Loan Document under (and as defined in) the Amended Credit Agreement. 5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. [Signature Pages Follow]

Signature Page to Amendment No. 1 to Credit Agreement NovoCure Limited IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written. NOVOCURE LIMITED, as the Company By: /s/ Ashley Cordova Name: Ashley Cordova Title: Chief Financial Officer and Authorized Signatory

Signature Page to Amendment No. 1 to Credit Agreement NovoCure Limited JPMORGAN CHASE BANK, N.A., as Administrative Agent By: /s/ Erik Barragan Name: Erik Barragan Title: Authorized Officer

ANNEX A Attached

Table of Contents Page ARTICLE I Definitions 1 SECTION 1.01 Defined Terms 1 SECTION 1.02 Classification of Loans and Borrowings 4142 SECTION 1.03 Terms Generally 4142 SECTION 1.04 Accounting Terms; GAAP; Pro Forma Calculations 4142 SECTION 1.05 Interest Rates; LIBOR Notification 4243 SECTION 1.06 Status of Obligations 4344 SECTION 1.07 Letter of Credit Amounts 4345 SECTION 1.08 Divisions 4445 SECTION 1.09 Luxembourg Terms 4445 SECTION 1.10 Swiss Guaranty Limitations 4446 ARTICLE II The Credits 4648 SECTION 2.01 Commitments 4648 SECTION 2.02 Loans and Borrowings 4748 SECTION 2.03 Requests for Revolving Borrowings 4748 SECTION 2.04 Determination of Dollar Amounts 4849 SECTION 2.05 Swingline Loans 4850 SECTION 2.06 Letters of Credit 5051 SECTION 2.07 Funding of Borrowings 5456 SECTION 2.08 Interest Elections 5556 SECTION 2.09 Termination and Reduction of Commitments 5657 SECTION 2.10 Repayment of Loans; Evidence of Debt 5758 SECTION 2.11 Prepayment of Loans 5759 SECTION 2.12 Fees 5859 SECTION 2.13 Interest 5960 SECTION 2.14 Alternate Rate of Interest 6062 SECTION 2.15 Increased Costs 6365 SECTION 2.16 Break Funding Payments 6466 SECTION 2.17 Taxes 6567 SECTION 2.18 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs 6971 SECTION 2.19 Mitigation Obligations; Replacement of Lenders 7173 SECTION 2.20 Expansion Option 7274 SECTION 2.21 Judgment Currency 7375 SECTION 2.22 Designation of Subsidiary Borrowers 7375 SECTION 2.23 Defaulting Lenders 7476 ARTICLE III Representations and Warranties 7678 SECTION 3.01 Organization; Powers; Subsidiaries 7678 SECTION 3.02 Authorization; Enforceability 7679 SECTION 3.03 Governmental Approvals; No Conflicts 7779 SECTION 3.04 Financial Condition; No Material Adverse Change 7779 SECTION 3.05 Properties 7779 SECTION 3.06 Litigation and Environmental Matters 7780 SECTION 3.07 Compliance with Laws and Agreements 7880 SECTION 3.08 Investment Company Status 7880 SECTION 3.09 Taxes 7880 SECTION 3.10 ERISA 7880 SECTION 3.11 Disclosure 7880 SECTION 3.12 Liens 7880

Table of Contents (continued) Page SECTION 3.13 No Default 7880 SECTION 3.14 Solvency 7881 SECTION 3.15 Insurance 7881 SECTION 3.16 Security Interest in Collateral 7981 SECTION 3.17 Anti-Corruption Laws and Sanctions 7981 SECTION 3.18 Affected Financial Institutions 7981 SECTION 3.19 Plan Assets; Prohibited Transactions 7981 SECTION 3.20 Margin Regulations 7981 SECTION 3.21 Healthcare and Regulatory Matters 7981 SECTION 3.22 Deduction of Tax 8183 SECTION 3.23 No Filing or Stamp Taxes 8183 SECTION 3.24 Luxembourg Representations 8183 SECTION 3.25 Compliance With The Swiss Non-Bank Rules. 8183 ARTICLE IV Conditions 8284 SECTION 4.01 Effective Date 8284 SECTION 4.02 Each Credit Event 8385 SECTION 4.03 Designation of a Subsidiary Borrower 8486 ARTICLE V Affirmative Covenants 8688 SECTION 5.01 Financial Statements and Other Information 8688 SECTION 5.02 Notices of Material Events 8890 SECTION 5.03 Existence; Conduct of Business 8890 SECTION 5.04 Payment of Taxes 8890 SECTION 5.05 Maintenance of Properties; Insurance 8890 SECTION 5.06 Books and Records; Inspection Rights 8991 SECTION 5.07 Compliance with Laws and Material Contractual Obligations 8991 SECTION 5.08 Use of Proceeds 8991 SECTION 5.09 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances 9092 SECTION 5.10 Healthcare and Regulatory Authority Matters 9193 SECTION 5.11 Compliance with Swiss Non-Bank Rules 9193 ARTICLE VI Negative Covenants 9294 SECTION 6.01 Indebtedness 9294 SECTION 6.02 Liens 9597 SECTION 6.03 Fundamental Changes 9799 SECTION 6.04 Dispositions 98100 SECTION 6.05 Investments, Loans, Advances, Guarantees and Acquisitions 99101 SECTION 6.06 Swap Agreements 101103 SECTION 6.07 Transactions with Affiliates 101103 SECTION 6.08 Restricted Payments 101103 SECTION 6.09 Restrictive Agreements 103105 SECTION 6.10 Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents 103105 SECTION 6.11 Sale and Leaseback Transactions 104106 SECTION 6.12 Financial Covenants 104106 ARTICLE VII Events of Default 104106 SECTION 7.01 Events of Default 104106 ii

Table of Contents (continued) Page SECTION 7.02 Remedies Upon an Event of Default 107109 SECTION 7.03 Application of Payments 108110 ARTICLE VIII The Administrative Agent 109111 SECTION 8.01 Authorization and Action 109111 SECTION 8.02 Administrative Agent’s Reliance, Limitation of Liability, Etc 112114 SECTION 8.03 Posting of Communications 113115 SECTION 8.04 The Administrative Agent Individually 114116 SECTION 8.05 Successor Administrative Agent 114116 SECTION 8.06 Acknowledgements of Lenders and Issuing Bank 115117 SECTION 8.07 Collateral Matters 116118 SECTION 8.08 Credit Bidding 117119 SECTION 8.09 Certain ERISA Matters 118120 SECTION 8.10 Certain Foreign Collateral Matters 119121 ARTICLE IX Miscellaneous 121123 SECTION 9.01 Notices 121123 SECTION 9.02 Waivers; Amendments 122124 SECTION 9.03 Expenses; Limitation of Liability; Indemnity, Etc 125127 SECTION 9.04 Successors and Assigns 126128 SECTION 9.05 Survival 130132 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 130132 SECTION 9.07 Severability 131133 SECTION 9.08 Right of Setoff 131133 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process 132134 SECTION 9.10 WAIVER OF JURY TRIAL 133135 SECTION 9.11 Headings 133135 SECTION 9.12 Confidentiality 133135 SECTION 9.13 USA PATRIOT Act 135137 SECTION 9.14 Releases of Subsidiary Guarantors 135137 SECTION 9.15 Appointment for Perfection 135137 SECTION 9.16 Interest Rate Limitation 136138 SECTION 9.17 No Fiduciary Duty, etc 136138 SECTION 9.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 137139 SECTION 9.19 Acknowledgement Regarding Any Supported QFCs 137139 SECTION 9.20 Confirmation of Lender’s Status as a Luxembourg Treaty Lender 138140 SECTION 9.21 Confirmation of Lender’s Status as a Swiss Qualifying Lender 138140 SECTION 9.22 Preservation of Security 138140 ARTICLE X Company Guarantee 139141 iii

CREDIT AGREEMENT (this “Agreement”) dated as of November 6, 2020 among NOVOCURE LIMITED, the SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. The parties hereto agree as follows: ARTICLE I Definitions SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate. “Acquisition” means (i) any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Company or any Subsidiary of (a) all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of) any Person, (b) all or substantially all the Equity Interests in a Person or division or line of business of a Person or (c) any pharmaceutical facility or manufacturing site of a Person, (ii) a Drug Acquisition or (iii) an Exclusive License to develop and commercialize a drug or other product line of any Person. “Acquisition Consideration” means the sum of the cash purchase price for any Permitted Acquisition payable in respect of such Permitted Acquisition (and which, for the avoidance of doubt, shall include any purchase price adjustment, royalty, earnout, contingent payment, progress payments, milestone payments or any other deferred payment of a similar nature) plus the aggregate amount of Indebtedness assumed on such date in connection with such Permitted Acquisition; provided that Acquisition Consideration shall not include any sales-based milestone payments or royalty payments to be made after the closing of any Permitted Acquisition. “Adjusted EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro)Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent-Related Person” has the meaning assigned to such term in Section 9.03(d). “Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. The initial Aggregate Commitment as of the Effective Date is $150,000,000. “Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available, not restricted and freely transferable and convertible into Dollars, and (y) for which a LIBO Screen Rate or other applicable screen rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent and each of the Lenders. “Agreement” has the meaning assigned to such term in the introductory paragraph. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Ancillary Document” has the meaning assigned to such term in Section 9.06. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Party” has the meaning assigned to such term in Section 8.03(c). “Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.23 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination. “Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, any RFR Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, 2

3 0.35% ABR Spread Category 2: Commitment Fee Rate > 1.00 to 1.00 but ≤ 2.00 to 1.00 3.00% 3.00% Senior Secured Leverage Ratio: 2.00% Category 1: 0.40% “RFR Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Senior Secured Leverage Ratio applicable on such date: ≤ 1.00 to 1.00 Category 3: Eurocurrency Spread > 2.00 to 1.00 2.75% 3.25% 3.25% 2.75% 2.25% RFR Spread 0.45% 1.75% For purposes of the foregoing, (i) if at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 3 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable; (ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and (iii) notwithstanding the foregoing, Category 1 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 2 or 3 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs. “Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04(b). “Approved Jurisdictions” means Jersey, Channel Islands, Switzerland, Luxembourg and the United States. “Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole bookrunner and sole lead arranger hereunder. “Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” means the Company or any Subsidiary Borrower. “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan. “Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit H-1 or any other form approved by the Administrative Agent. “Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit F-1. “Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit F-2. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with (a) a Eurocurrency Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selectionin relation to Loans denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro and (c) a Eurocurrency Loan or Letter of Credit denominated in a Foreign Currency other than euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such Foreign Currency in the interbank market in the principal financial center of the country whose lawful currency is such Foreign Currency. and in relation to the calculation or computation of EURIBOR, any day which is a TARGET2 Day and (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day. 8

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.19. “Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing. “Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender. “Cross-Default Reference Obligation” has the meaning assigned to such term in the definition of “Permitted Convertible Indebtedness”. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the sum of (i) the greater of (a) for any RFR Loan denominated in Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (b) 0% and (ii) 0.0326%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “DEBA” means the Swiss Act on Debt Collection and Bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs, SR 281.1). “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. 12 from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “EURIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, on the Quotation Day for eurotwo (2) TARGET2 Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate. “EURIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person that takes over the administration of such rate) for euro for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “EURIBOR” has the meaning assigned to such term in Section 1.05. “euro” and/or “€” means the single currency of the Participating Member States. “Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate. “Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender. “European Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast). “Event of Default” has the meaning assigned to such term in Section 7.01. “Excluded Accounts” shall have the meaning set forth in any Security Agreement. “Excluded Assets” means, collectively: (a) motor vehicles and other assets subject to a certificate of title statute except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in a central filing office located in the jurisdiction in which the granting Loan Party is organized, (b) any fee-owned real property and all leasehold or other occupancy or use (other than ownership) interests in real property, (c) assets subject to a Lien securing Capital Lease Obligations, purchase money debt obligations or other Indebtedness or obligations of the Company or any Subsidiary incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any such assets (including any amendments, modifications, extensions, refinancings, renewals and replacements of any of the foregoing), in each 16 the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office or other permanent establishment located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender and with respect to a Loan Party that is a U.S. Person, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA. “Exclusive License” means any license to develop and commercialize a drug or other product line of any Person with a term greater than five (5) years and made on an exclusive basis. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “FCA” has the meaning assigned to such term in Section 1.05. “FDA” has the meaning assigned to such term in Section 3.21(g). “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Final Release Conditions” has the meaning assigned to such term in Section 9.14(c). 18

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company or any other Person designated as a “Financial Officer” by any of the foregoing officers in writing to the Administrative Agent and reasonably acceptable to the Administrative Agent. “Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b). “Fixed Coverage Ratio” has the meaning assigned to such term in Section 6.12(b). “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate or, the EURIBO Rate or the Daily Simple RFR, as applicable. “Foreign Currencies” means Agreed Currencies other than Dollars. “Foreign Currency Amount” of any amount of any Foreign Currency means, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in such Foreign Currency as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion). “Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time. “Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency. “Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). 19

“IBA” has the meaning assigned to such term in Section 1.05. “Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”. “Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”. “Increasing Lender” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan” has the meaning assigned to such term in Section 2.20. “Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out, deferred or similar obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (z) expenses accrued in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided, that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property at the time of determination (in the Company’s good faith estimate), (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by operation of law as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness (including any Guarantees constituting Indebtedness) for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to the lesser of (x) such specified amount and (y) the fair market value of such identified asset as determined by such Person in good faith. Notwithstanding anything to the contrary in this definition, the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iii) obligations under Sale and Leaseback Transactions to the extent such obligations are not reflected as a liability on the consolidated balance sheet of the Company or (iv) obligations under any Swap Agreements. Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder, in each case, shall not constitute Indebtedness of the Company. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes. 21

“Indemnitee” has the meaning assigned to such term in Section 9.03(c). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b). “Initial Subsidiary Borrowers” means, collectively, (i) Novocure Luxembourg, a private limited liability company (société à responsabilité limitée), organized and established under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg, L-1273 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B170966 (“Novocure Luxembourg”), (ii) Novocure Capital, a private limited liability company (société à responsabilité limitée), organized and established under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg, L-1273 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B205022 (“Novocure Capital”), (iii) Novocure GmbH, a Swiss limited liability company, and (iv) Novocure Inc., a Delaware corporation, and each individually an “Initial Subsidiary Borrower”. “Information” has the meaning assigned to such term in Section 9.12. “Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit H-2 or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (cd) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date. “Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency) thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” has the meaning assigned to such term in Section 6.05. “IRS” means the United States Internal Revenue Service. 22

“Liabilities” means any losses, claims (including intraparty claims), demands, damages, penalties or liabilities of any kind. “LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro)Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed CurrencyDollars) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency)Dollars) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro)Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currencytwo (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed CurrencyDollars then the LIBO Rate shall be the LIBO Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro)Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed CurrencyDollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “LIBOR” has the meaning assigned to such term in Section 1.05. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Liquidity” means, as of any date of determination, the lesser of (i) the aggregate amount of unrestricted and unencumbered (other than Liens securing the Secured Obligations and Permitted Encumbrances) cash and Permitted Investments maintained by the Company and its Subsidiaries as of such date and (ii) $75,000,000. “Loan Documents” means this Agreement (including schedules and exhibits hereto), each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, any Letter of Credit Agreement, the Collateral Documents, each Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders. Any reference in this Agreement or any other 24

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)). “Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable. “Reference Time” with respect to any setting of the then-current Benchmark means (1i) if such Benchmark is the LIBO Rate, 11:00 a.m., London time, on the day that is two London banking days preceding the date of such setting, and (2ii) if such Benchmark is notthe EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET2 Days preceding the date of such setting, (iii) if the RFR for such Benchmark is SONIA, then five (5) Business Days prior to such setting or (iv) if such Benchmark is none of the LIBO Rate, the EURIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning assigned to such term in Section 9.04(b). “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulatory Authority” has the meaning assigned to such term in Section 3.21(a). “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, managers, employees, agents and advisors of such Person and such Person’s Affiliates. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Foreign Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. 32

“Relevant Rate” means (i) with respect to any Eurocurrency Borrowing denominated in an Agreed Currency (other than euro)Dollars, the LIBO Rate or, (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Rate or (iii) with respect to any Borrowing denominated in Pounds Sterling, the Daily Simple RFR, as applicable. “Relevant Screen Rate” means (i) with respect to any Eurocurrency Borrowing denominated in an Agreed Currency (other than euro)Dollars, the LIBO Screen Rate or (ii) with respect to any Eurocurrency Borrowing denominated in euro, the EURIBO Screen Rate, as applicable. “Required Lenders” means, subject to Section 2.23, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 7.02 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 7.02, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Section 7.02 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.23 of the Swingline Exposures of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Company shall be disregarded. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, the president, a Financial Officer or other executive officer of the Company. “Restricted Obligations” shall have the meaning assigned to such term in Section 1.10. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other similar right to acquire any such Equity Interests in the Company or any Subsidiary. “Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time. “Revolving Loan” means a Loan made pursuant to Section 2.01. “RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA. 33

“RFR Administrator” means the SONIA Administrator. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “SEC” means the Securities and Exchange Commission of the United States of America or any Governmental Authority succeeding to any of its principal functions. “Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party. “Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Company and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Company or any Subsidiary, (iv) each indemnified 34 party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns. “Securities Act” means the United States Securities Act of 1933. “Security Agreement” means, collectively, (i) that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, (ii) the Jersey Security Agreement, (iii) each Luxembourg Security Agreement (iv) any other pledge or security agreement entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the documents referred to in the preceding clauses (i) through (iv) may be amended, restated, supplemented or otherwise modified from time to time. “Senior Secured Net Leverage Ratio” means, as of any date of determination for the Company, as determined on a consolidated basis and in accordance with GAAP, the ratio of (a) (i) Consolidated Total Indebtedness (other than any portion of Consolidated Total Indebtedness that is unsecured or constitutes Subordinated Indebtedness) (as of the last day of the most recently completed fiscal quarter of the Company for which financial statements are available) minus (ii) Liquidity as of such date, to (b) Consolidated EBITDA (for the most recently completed four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date for which financial statements are available). “Service of Process Agent” means CT Corporation Systems, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA 35

Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party. “Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction, Permitted Warrant Transaction or obligation of the Company thereunder shall be considered a Specified Swap Obligation. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Federal Reserve Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement. “Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents. For the avoidance of doubt, any Permitted Convertible Indebtedness shall not constitute Subordinated Indebtedness. “Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any 36 administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14 that is not Term SOFR. “Total Net Leverage Ratio” means, as of any date of determination for the Company, as determined on a consolidated basis and in accordance with GAAP, the ratio of (a) (i) Consolidated Total Indebtedness (as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available) minus (ii) Liquidity as of such date, to (b) Consolidated EBITDA (for the most recently completed four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date for which financial statements are available). “Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time. “Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Adjusted EURIBO Rate, the Daily Simple RFR or the Alternate Base Rate. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure. “United States” or “U.S.” mean the United States of America. “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. 40

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.19. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3). “wholly-owned Subsidiary” means a Subsidiary with respect to which 100% of the issued and outstanding Equity Interests are owned directly or indirectly by the Company (other than (i) directors’ qualifying shares; (ii) shares issued to foreign nationals to the extent required by applicable law; and (iii) shares held by a Person on trust for, or otherwise where the beneficial interest is held by, the Company (directly or indirectly)). “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing” or an “RFR Revolving Borrowing”). SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall 41

Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). SECTION 1.05 Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in an Agreed Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public: immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rateLIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.14(b) and Section 2.14(c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.14(e), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the London interbank offered rateDaily Simple RFR, LIBOR, EURIBOR or other rates in the definition of “LIBO Rate” (or “EURIBO Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(b) or Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBO Rate, as applicable) or have 43 the same volume or liquidity as did the London interbank offered rateLIBOR (or the euro interbank offered rate (“EURIBOR”), as applicable) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company and the other Subsidiary Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any RFR, Daily Simple RFR or any rate with respect to any Eurocurrency Loan, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Subsidiary Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.06 Status of Obligations. In the event that the Company or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. SECTION 1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. SECTION 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.09 Luxembourg Terms. In this Agreement or any other Loan Document, if applicable, where it relates to a Luxembourg Borrower, a reference to: (a) a winding-up, administration or dissolution includes bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), moratorium or reprieve from payments (sursis de paiement), controlled management (gestion contrôlée), a general settlement with creditors, reorganisation or similar law affecting the rights of creditors generally; 44 its obligations and make the (requested) payment(s) hereunder from time to time, including the following: (i) preparation of an up-to-date audited balance sheet of the relevant Swiss Loan Party; (ii) confirmation of the auditors of the relevant Swiss Loan Party that the relevant amount represents (the maximum of) freely distributable capital of the relevant Swiss Loan Party; (iii) approval by a shareholders meeting of the relevant Swiss Loan Party of the capital distribution; (iv) if the enforcement of Restricted Obligations would be limited due to the effects referred to in this clause, then the relevant Swiss Loan Party shall to the extent permitted by applicable law write up or realize any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of realization, however, only if such assets are not necessary for the relevant Swiss Loan Party’s business (nicht betriebsnotwendig). ARTICLE II The Credits SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in, subject to Sections 2.04 and 2.11(b), (a) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or Eurocurrency Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of Eurocurrency Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of 47

$1,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency) and not less than $5,000,000 (or, if such Borrowing is denominated in a Foreign Currency, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amountDollar Amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings or RFR Borrowings outstanding. (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time11:00 a.m., New York City time, three (3) Business Days (before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of such Borrower, or of the Company on its behalf) euro, not later than 11:00 a.m., Local TimeNew York City time, four (4) Business Days (before the date of the proposed Borrowing and (iii) in the case of a Eurocurrencyan RFR Borrowing denominated in a Foreign Currency), in each casePounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the applicable Borrower, or of the Company on behalf of the applicable Borrower) in the case of an ABR Borrowing, not later than 11:00 a.m11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the name of the applicable Borrower; (ii) the aggregate principal amount of the requested Borrowing; (iii) the date of such Borrowing, which shall be a Business Day; (iv) whether such Borrowing is to be an ABR Borrowing or, a Eurocurrency Borrowing or an RFR Borrowing; (v) in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07. If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. 48 against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. (g) Disbursement Procedures. The Issuing Bank shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement. (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full within one (1) Business Day of the date on which such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(cd) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment. (i) Replacement and Resignation of Issuing Bank. (A) The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to 53 this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued. (b) To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by a Responsible Officer of such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing. (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currencyeuro in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars 56 may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currencyeuro shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month. SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date. (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Commitment. (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such 57 accounts or any error therein shall not in any manner affect the Obligations (including, without limitation, the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement). (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit J. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form. SECTION 2.11 Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part (without premium or penalty (but subject to break funding payments required by Section 2.16), subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) (x) in the case of prepayment of a Eurocurrency Revolving Borrowing denominated in Dollars, not later than 11:00 a.m., Local11:00 a.m., New York City Time, three (3) Business Days (before the date of prepayment, (y) in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars) oreuro, not later than 11:00 a.m., New York City time, four (4) Business Days (before the date of prepayment and (z) in the case of a Eurocurrencyprepayment of an RFR Borrowing denominated in a Foreign Currency), in each casePounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments required by Section 2.16. (b) If at any time, (i) other than as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (ii) solely as a result of fluctuations in currency exchange rates, the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the Aggregate Commitment, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the Aggregate Commitment. SECTION 2.12 Fees. 58

(a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Rate applicable to the Commitment Fee on the daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Commitment Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth (15th) day following such last day and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof. (c) The Company agrees to pay to the Administrative Agent, for its own account, and to the Lenders, as applicable, the fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent from time to time. (d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances. SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. (c) Each RFR Loan shall bear interest at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate. 59

(d) (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section. (e) (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (cd) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (f) (e) All interestInterest computed by reference to the LIBO Rate or the EURIBO Rate hereunder shall be computed on the basis of a year of 360 days, except that interest (i). Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate, Adjusted EURIBO Rate or, EURIBO Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (g) (f) Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency. (h) (g) Swiss Minimum Interest. By entering into this Agreement, the parties hereto have assumed in bona fide that the interest payable hereunder is not and will not become subject to any deduction or withholding of Taxes for Swiss Withholding Tax. Nevertheless, if a deduction or withholding of Taxes for Swiss Withholding Tax is required by Swiss law to be made by a Loan Party in respect of any interest payable by it under a Loan Document and should it be unlawful for the relevant Loan Party to comply with Section 2.17(a) for any reason (where this would otherwise be required by the terms of that Section 2.17(a)) then: (i) the applicable interest rate in relation to that interest payment shall be (A) the interest rate which would have applied to that interest payment (as provided for in this Section 2.13) in the absence of this clause (g), divided by (B) one (1) minus the rate at which the relevant deduction or withholding of Taxes for Swiss Withholding Tax is required to be made (where the rate at which the relevant deduction or withholding of Taxes for Swiss Withholding Tax is required to be made is for this purpose expressed as a fraction of (1) rather than as percentage) (ii) the relevant Loan Party shall: (1) pay the relevant interest at the adjusted rate in accordance with clause (i) above and (2) make the deduction or withholding of Taxes for 60

Swiss Withholding Tax on the interest so recalculated; and all references to a rate of interest with respect to any Loan shall be construed accordingly. (iii) To the extent that interest payable by a Loan Party under this Agreement becomes subject to Swiss Withholding Tax, each relevant party to this Agreement and the relevant Loan Party shall promptly cooperate by completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for that Loan Party to obtain authorization to make interest payments without them being subject to Swiss Withholding Tax or to being subject to Swiss Withholding Tax at a rate reduced under applicable double taxation treaties. SECTION 2.14 Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBO Rate or the EURIBO Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period, provided that no Benchmark Transition Event shall have occurred at such time or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable currency; or (ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Eurocurrency Borrowing, that the Adjusted LIBO Rate, the LIBO Rate, the Adjusted EURIBO Rate or the EURIBO Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period; or (B) at any time, that the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency; then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing or an RFR Borrowing for the relevant rate above in a Foreign Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other TypeTypes of Borrowings shall be permitted. Furthermore, if any Eurocurrency Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Eurocurrency Loan, then (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day or, (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business 61

Day), at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Amount of such Agreed Currency) on such day (it being understood and agreed that if the applicable Borrower does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon the Company’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Foreign Currency Amount of such Agreed Currency) on the day of such notice being given to the Company by the Administrative Agent. or (iii) then such RFR Loan, at the Borrower’s election, shall either (x) be converted into an ABR Loan denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Loan, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion. (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (e) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation 62 of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Eurocurrency Borrowing or RFR Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Eurocurrency Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any request for a Eurocurrency Borrowing or an RFR Borrowing denominated in a Foreign Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Eurocurrency Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Loan or RFR Loan, then (i) if such Eurocurrency Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day or, (ii) if such Eurocurrency Loan is denominated in any Agreed Currency (other than Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Amount of such Agreed Currency) on such day (it being understood and agreed that if the applicable Borrower does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Agreed Currency pursuant to this Section 2.14, such ABR Loan denominated in Dollars shall then be converted by the Administrative 63

Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Foreign Currency Amount of such Agreed Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Agreed Currency. or (iii) then such RFR Loan, at the Borrower’s election, shall either (x) be converted into an ABR Loan denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) immediately or (y) be prepaid in full immediately. SECTION 2.15 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable) or the Issuing Bank; (ii) impose on any Lender or the Issuing Bank or the London or other applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered as reasonably determined by the Administrative Agent, such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant). (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered as reasonably determined by the Administrative Agent, such Lender or the Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally 64 consistent with similarly situated customers of the Administrative Agent, such Lender or the Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or the Issuing Bank, as applicable, then reasonably determines to be relevant). (c) A certificate of a Lender or the Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof. (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.16 Break Funding Payments. (a) . InWith respect to Loans that are not RFR Loans, in the event of (ai) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (bii) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (ciii) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (div) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(e), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of anticipated profits). Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (ix) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, that would have been applicable to such Loan (but not the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (iiy) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currencyAgreed Currency of a comparable amount and period from other banks in the eurocurrency marketapplicable offshore market for such Agreed Currency, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section incurred 65 more than 180 days prior to the date that such Lender notifies the Company of such amount and of such Lender’s intention to claim compensation therefor. (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(e) or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any amounts under this Section incurred more than 180 days prior to the date that such Lender notifies the Company of such amount and of such Lender’s intention to claim compensation therefor. SECTION 2.17 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Borrowers. The applicable Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by 66 a Swiss Qualifying Lender other than as a result of any change after the date it became a Lender or Participant under this Agreement in (or in the interpretation, administration or application of) any law or double taxation treaty, or any published practice or published concession of any relevant taxing authority (and it being understood that a Swiss Loan Party shall not be required to make a tax indemnity payment or increased interest payment under any Loan Document to a specific Lender or Participant to the extent a loss, liability or cost is compensated for by an increased payment under Section 2.13(gh) or would have been compensated for by an increased payment under Section 2.13(gh) but was not so compensated solely because one of the exclusions in Section 2.13(gh) or in this clause (j) applied). (k) Luxembourg Tax Matters. Notwithstanding any provision of this Agreement to the contrary, a Luxembourg Loan Party shall not be required to make a tax gross up pursuant to Section 2.17(a), a tax indemnity payment or an increased interest payment pursuant to Section 2.17(d) under any Loan Document to a Lender (a) if, on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without a tax deduction if the Lender had been a Luxembourg Treaty Lender , but on that date the Lender is not or has ceased to be a Luxembourg Treaty Lender, other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or a Luxembourg Treaty or any published practice or published concession of any relevant taxing authority; (b) such tax deduction is required by virtue of the so-called Luxembourg Relibi Law dated 23 December 2005, as amended; (c) with respect to (i) any stamp duty, registration or other similar taxes payable on or by reference to or in consequence of the transfer or assignment of the whole or any part of the rights of a Lender under a Loan Document and (ii) any Luxembourg registration duties (droits d’enregistrement) payable due to registration of any Loan Document when such registration is or was not required to maintain or preserve the rights of any Loan Party under that Loan Document; or (d) or to the extent a loss, liability or cost (i) is compensated for by an increased payment under Section 2.17(a) or (ii) would have been compensated for by an increased payment under Section 2.17(a) but was not so compensated solely because one of the exclusions in paragraph Section 2.17(k) applied. SECTION 2.18 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such 70 available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. (b) Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment or as provided in Section 2.14(b), Section 2.14(c) and Section 2.14(d), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that none of (A) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) or (B) the waiver or reduction of any Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(cd) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon (other than interest payable at the applicable default rate set forth in Section 2.13(cd)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c) or 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment waterfall provisions of Section 2.23(b) or 7.03 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Loans are included on the Effective Date), (vii) (x) release the Company from its obligations under Article X or (y) release all or substantially all of the Subsidiary Guarantors from their obligations under any Subsidiary Guaranty, in each case, without the written consent of each 122

EXHIBIT A Consent and Reaffirmation Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Credit Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of November 6, 2020, by and among NovoCure Limited, a public company incorporated in Jersey, Channel Islands (registered number 76264) (the “Company”), the Subsidiary Borrowers from time to time party thereto, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 1 is dated as of December 6, 2021 and is by and between the Company and the Administrative Agent (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement, the Subsidiary Guaranty, the Security Agreement and any other Loan Document executed by it and acknowledges and agrees that the Credit Agreement, the Subsidiary Guaranty, the Security Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment and as the same may from time to time hereafter be amended, modified or restated. Dated December 6, 2021 [Signature Page Follows]